SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


    Date of report (Date of earliest event reported):  January 30, 2008


                                CANEUM, INC.
             --------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)


          NEVADA                  000-30874                   33-0916900
----------------------------     ------------             -------------------
(State or Other Jurisdiction     (Commission                 (IRS Employer
     of Incorporation)           File Number)             Identification No.)


3101 West Coast Highway, Suite 400, Newport Beach, CA            92663
-----------------------------------------------------          ----------
      (Address of Principal Executive Offices)                 (Zip Code)

Registrant's telephone number, including area code:  (949) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ]  Written communications pursuant to Rule 425 under the Securities Act

     [ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02 Unregistered Sales of Equity Securities

  * In August 2007, we issued 21,744 shares of our common stock to Stradling Yocca Carlson & Rauth, a law firm which provided legal services to us. These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of
     Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. The law firm was an accredited investor at the time of the sale. The firm delivered appropriate investment representations with respect to this issuance and consented to the imposition of restrictive legends upon the stock certificates representing the shares. The firm represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. The firm's representative was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the stock sale.

  * Effective December 31, 2007, a total of 349,081 shares of common stock were earned for the annual incentive bonuses pursuant to various agreements with the following individuals and companies. The shares were to have been issued by January 31, 2008, after receiving appropriate declarations from the shareholders.
                                               Number
               Name                           of Shares
               ----                           ---------
               Iain Allison                    282,904
               Burdock, Inc.                   282,904
               Neeraj Sehgal                    62,869
               Saffron Merchant Partners, LP    26,470
               Roddy Sale                        6,618

     The shares for Messrs Allison, Sehgal and Sale and Burdock, Inc. were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Regulation S. Each of the investors was a non-U.S. person at the time the shares were earned. The offer and sale of the shares was made in an offshore transaction and no directed selling efforts were made in the U.S. by us or anyone acting on our behalf. The offering restrictions required pursuant to Regulation S were also implemented. Each investor delivered appropriate investment representations with respect to the issuance and consented to the imposition of restrictive legends upon the certificates representing the shares. They represented that they had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Each investor represented he or it was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the offering.
     No underwriting discounts or commissions were paid in connection with the issuance of these shares.

     The shares for Saffron Merchant Partners, LP were issued by reason of an exemption from registration afforded by Section 4(6) and/or Section 4(2) of the Securities Act, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering. Saffron represented that it was an accredited investor as defined in Rule 501 of Regulation D. It also delivered appropriate investment representations with respect to the stock issuance and consented to the imposition of restrictive legends upon the certificates evidencing such securities. It represented that it had not acquired the shares as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting. Saffron also represented that it had received copies of, or had access to, all of the reports made by us with the Securities and Exchange Commission and that it had been afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction. No underwriting discounts or commissions were paid in connection with the issuance of these shares.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Caneum, Inc.

Date:  March 13, 2008                   By /s/ Sukhbir S. Mudan
                                           Sukhbir S. Mudan, President